EX-99.2(K)(1)

                              MANAGEMENT AGREEMENT


                THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of this __th day of August, 2001, by and between Lazard Alternatives, LLC ("Lazard Alternatives") and Lazard Alternative Strategies Fund, L.L.C. (the "Company").

                WHEREAS, the Company wishes to retain Lazard Alternatives to provide to it certain administrative services;

                NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

                1.      APPOINTMENT OF LAZARD ALTERNATIVES.

               (a) The Company hereby retains Lazard Alternatives to provide and Lazard Alternatives hereby agrees to provide certain administrative services to the Company. These services shall include:

                        (i) the provision of office space, telephone and utilities;

                        (ii) the provision of administrative and secretarial, clerical and other personnel as necessary to provide the services required to be provided under this Agreement;

                        (iii) the general supervision of the entities that are retained by the Company to provide administrative services and custody services to the Company;

                        (iv) the handling of investor inquiries regarding the Company and providing investors with information concerning their investment in the Company and capital account balances;

                        (v)     preparing investor communications;

                        (vi) assisting in the drafting and updating of disclosure documents relating to the Company and assisting in the preparation of offering materials;

                        (vii) maintaining and updating investor information, such as change of address and employment;

                        (viii) assisting in the preparation and mailing of investor subscription documents and confirming the receipt of such documents and investor funds;
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                        (ix)    assisting  in  the   preparation  of  regulatory
                                filings   with  the   Securities   and  Exchange
                                Commission,   state  securities  regulators  and
                                other Federal and state regulatory authorities;

                        (x) preparing reports to and other informational materials for members and assisting in the preparation of proxy statements and other member communications;

                        (xi) monitoring compliance with regulatory requirements and with the Company's investment objective, policies and restrictions as established by the Board of Managers of the Company (the "Board of Managers");

                        (xii) reviewing accounting records and financial reports of the Company, assisting with the preparation of the financial reports of the Company and acting as liaison with the Company's independent auditors;

                        (xiii) assisting in preparation and filing of tax returns for the Company;

                        (xiv) coordinating and organizing meetings of the Board of Managers and meetings of the members of the Company, in each case when called by such persons;

                        (xv)    preparing  materials  and  reports  for  use  in
                                connection   with   meetings  of  the  Board  of
                                Managers;

                        (xvi) maintaining and preserving those books and records of the Company not maintained by PFPC, Inc., the Company's administrator; or PFPC Trust Company, the Company's custodian (the "Custodian");

                        (xvii) reviewing and arranging with the Custodian for payment of the expenses of the Company;

                        (xviii) assisting  the Company in  conducting  offers to
                                members of the Company to repurchase member interests; and

                        (xix) reviewing and approving all regulatory filings of the Company required under applicable law.

                        (b) Notwithstanding the appointment of Lazard Alternatives to provide administrative services hereunder, the Board of Managers shall remain responsible for supervising and controlling the management, business and affairs of the Company.

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                2.      MANAGEMENT FEE; EXPENSES.

                        (a) In consideration for the provision by Lazard Alternatives of its services hereunder, the Company will pay Lazard Alternatives a quarterly management fee, payable in advance, computed at the annual rate of 1.00% (0.25% quarterly) of the Company's "net assets" (the " Management Fee"). "Net assets" shall equal the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities, and obligations of the Company calculated before giving effect to any repurchases of interests.

                        (b) The Management Fee will be computed based on the net assets of the Company as of the start of business on the first business day of each quarter, after adjustment for any subscriptions effective on such date, and will be due and payable in advance within five business days after the beginning of such quarter. In the event that the Management Fee is payable in respect of a partial quarter, such fee will be appropriately PRO-RATED.

                        (c) Lazard Alternatives is responsible for all costs and expenses associated with the provision of its services hereunder. The Company shall pay all other expenses associated with the conduct of its business.

                3. LIABILITY. Lazard Alternatives will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company, the Managers serving on the Board of Managers ("Managers") or the Company's members in connection with the performance of its duties under this Agreement, except a loss (as to which it will be liable and will indemnify and hold harmless the Company) resulting from willful misfeasance, bad faith or gross negligence on Lazard Alternatives' part (or on the part of an officer or employee of Lazard Alternatives) in the performance of its duties hereunder or reckless disregard by it of its duties under this Agreement.

                4. EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective as of the date first noted above, and shall remain in effect for an initial term of two years from the date of its effectiveness. This Agreement may be continued in effect from year to year after its initial term provided that such continuance is approved annually by the Board of Managers, including the vote of a majority of the Managers who are not "interested persons" of the Company, as defined by the Investment Company Act of 1940 and the rules thereunder (the "1940 Act"). This Agreement may be terminated by Lazard Alternatives, by the Board of Managers or by vote of a majority of the outstanding voting securities of the Company at any time, in each case upon not less than 60 days' prior written notice. This Agreement shall also terminate automatically in the event of its "assignment," as such term is defined by the 1940 Act.

                5. ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties. This Agreement cannot be altered, amended, supplemented, or abridged, or any provisions waived except by written agreement of the parties.

                6. CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York and the 1940 Act. In the event the laws of New York conflict with the 1940 Act, the applicable provisions of the 1940 Act shall control.

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                IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.


                              LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.


                              By: Lazard Alternative Strategies Holdings, L.L.C. Organizational Member

                              By:
                                 ---------------------------------
                              Name:  Michael S. Rome
                              Title: Managing Director

                              Date:
                                   -------------------------------


                              LAZARD ALTERNATIVES, L.L.C.

                              By:
                                 ---------------------------------
                              Name:  Michael S. Rome
                              Title: Managing Director

                              Date:
                                   -------------------------------


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